Exhibit 10.6

Deutsche Bank AG, London Branch
Winchester house
1 Great Winchester St, London EC2N 2DB
Telephone: 44 20 7545 8000

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Telephone: 212-250-2500

June 14, 2013

To:	Allscripts Healthcare Solutions, Inc.

222 Merchandise Mart Plaza, Suite 2024

Chicago, Illinois 60654

Attention: Chief Financial Officer

Telephone No.: (312) 506-1200

Re:	Amendment to Call Option Transaction

This letter agreement (this “Amendment”) amends the terms and conditions of the transaction (the “Transaction”) evidenced by the letter agreement re: Call Option Transaction between Deutsche Bank AG, London Branch (“Dealer”) and Allscripts Healthcare Solutions, Inc. (“Counterparty”) dated as of June 12, 2013 (the “Confirmation”).

DEUTSCHE BANK AG IS NOT REGISTERED AS A BROKER OR DEALER UNDER THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. DEUTSCHE BANK SECURITIES INC. (“AGENT”) HAS ACTED SOLELY AS AGENT IN CONNECTION WITH THE TRANSACTION AND HAS NO OBLIGATION, BY WAY OF ISSUANCE, ENDORSEMENT, GUARANTEE OR OTHERWISE WITH RESPECT TO THE PERFORMANCE OF EITHER PARTY UNDER THE TRANSACTION. AS SUCH, ALL DELIVERY OF FUNDS, ASSETS, NOTICES, DEMANDS AND COMMUNICATIONS OF ANY KIND RELATING TO THE TRANSACTION BETWEEN DEUTSCHE BANK AG AND COUNTERPARTY SHALL BE TRANSMITTED EXCLUSIVELY THROUGH AGENT. DEUTSCHE BANK AG, LONDON BRANCH IS NOT A MEMBER OF THE SECURITIES INVESTOR PROTECTION CORPORATION (SIPC).

1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

Chairman of the Supervisory Board: Dr. Paul Achleitner.

Management Board: Jürgen Fitschen (Co-Chairman), Anshu Jain (Co-Chairman), Stefan Krause, Stephan Leithner, Stuart Lewis, Rainer Neske and Henry Ritchotte.

Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin – Federal Financial Supervising Authority) and regulated by the Financial Services Authority for the conduct of UK business; a member of the London Stock Exchange. Deutsche Bank AG is a joint stock corporation with limited liability incorporated in the Federal Republic of Germany HRB No. 30 000 District Court of Frankfurt am Main; Branch Registration in England and Wales BR000005; Registered address: Winchester House, 1 Great Winchester Street, London EC2N 2DB. Deutsche Bank Group online: http://www.deutsche-bank.com

2. Representations and Warranties of Counterparty. Each of the representations and warranties made pursuant to the Agreement and the Confirmation on the Trade Date and/or the Premium Payment Date are hereby deemed to be repeated on the date hereof and/or on the Premium Payment Date, as the case may be, as if:

(a) References in the Confirmation to “the Trade Date” and “the date hereof” and the reference in the Agreement to “each date on which a Transaction is entered into”, in each case, were references to the date hereof;

(b) References in the Agreement to “this Agreement” (1) in the context of execution and delivery thereof, were references to this Amendment and (2) in all other contexts, were references to the Agreement, as supplemented by the Confirmation, as amended by this Amendment; and

(c) References in the Confirmation (1) to “the Transaction” were references to the Transaction, as the terms thereof are amended by this Amendment and (2) to “this Confirmation” (or related references, such as “hereunder” or “hereby”) (x) in the context of execution and delivery thereof, were references to this Amendment and (y) in all other contexts, were references to the Confirmation as amended by this Amendment.

3. Amendments. The Confirmation is hereby amended as follows:

(a) The number “300,000” opposite the caption “Number of Options” in Section 2 of the Confirmation is hereby replaced with the number 345,000.

(b) The figure “USD 18,000,000” opposite the caption “Premium” in Section 2 of the Confirmation is hereby replaced with the figure USD 20,700,000.

4. Opinions. Counterparty shall deliver to Dealer an opinion of counsel, dated as of the Premium Payment Date, with respect to the matters set forth in Sections 8(a) through (c) of the Confirmation (giving effect to the deemed amendments under Section 2 above). In respect of obligations under the Confirmation as amended by this Amendment, delivery of such opinion to Dealer shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each such obligation of Dealer under Section 2(a)(i) of the Agreement.

5. Effectiveness. Subject to the immediately succeeding sentence, this Amendment shall become effective upon execution hereof by the parties hereto. In the event that the sale of “Option Securities” (as such term is defined in the Purchase Agreement) is not consummated by Counterparty and the Initial Purchasers for any reason, or Counterparty fails to deliver the opinion of counsel as required under Section 4 above, in each case by 5:00 p.m. on the Premium Payment Date, or such later date as agreed by the parties (the Premium Payment Date or such later date, the “Amendment Early Unwind Date”), the amendments in Section 3 hereof shall be null and void, and, subject to Section 9(t) of the Confirmation, the Transaction shall remain and continue in full force and effect as if this Amendment had not been entered into; provided that Counterparty shall purchase from Dealer on the Amendment Early Unwind Date all Shares purchased by Dealer or one or more of its affiliates on account of the increase in the Number of Options pursuant to Section 3(a) hereof at the then prevailing market price. Subject to the immediately preceding sentence, all references in the Confirmation to “the Transaction” are deemed to be references to the Transaction as amended hereby, and all references to “the Confirmation” are deemed to be references to the Confirmation as amended hereby. Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

7. Governing Law. The provisions of this Amendment shall be governed by the laws of the State of New York law (without reference to choice of law doctrine).

Counterparty hereby agrees to check this Amendment and to confirm that the foregoing correctly sets forth the terms of the Amendment by signing in the space provided below and returning to Dealer a facsimile of the fully-executed Amendment to Dealer at 44 113 336 2009. Originals shall be provided for your execution upon your request.

Very truly yours,

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Lars Kestner
Name: Lars Kestner
Title: Managing Director

By:	/s/ Michael Sanderson
Name: Michael Sanderson
Title: Managing Director

DEUTSCHE BANK SECURITIES INC., acting solely as Agent in connection with this Amendment

By:	/s/ Lars Kestner
Name: Lars Kestner
Title: Managing Director

By:	/s/ Michael Sanderson
Name: Michael Sanderson
Title: Managing Director

Counterparty hereby agrees to, accepts and confirms the terms of the foregoing as of the date set forth above.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

By:	/s/ Richard J. Poulton
Name: Richard J. Poulton
Title: Chief Financial Officer

[Signature Page for Amendment to Call Option Transaction Confirmation]